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                    EXHIBIT 10.4 - ERIE INSURANCE COMPANY AND
                       ERIE INSURANCE COMPANY OF NEW YORK
                               ERIE, PENNSYLVANIA

                 AGGREGATE EXCESS OF LOSS REINSURANCE CONTRACT

This REINSURANCE CONTRACT is made between ERIE INSURANCE EXCHANGE, by and through its Attorney-in-Fact, ERIE INDEMNITY COMPANY, of Erie, Pennsylvania (hereafter called the "REINSURER"), and ERIE INSURANCE COMPANY and its wholly owned subsidiary ERIE INSURANCE COMPANY OF NEW YORK, both of Erie, Pennsylvania (herein referred to collectively (or individually as the context requires) as the "COMPANY").

In consideration of the agreements and mutual promises contained herein, the parties hereby agree that this Reinsurance Contract covers 95% of the Ultimate Net Loss for each Annual Period, as herein provided and specified, which may accrue to the COMPANY under all policies, contracts, and binders of insurance and reinsurance as respects coverages classified by the COMPANY as Property and Casualty as a result of any loss or losses thereunder occurring each Annual Period during the term of this Reinsurance Contract, subject to the following terms and conditions:

ARTICLE 1 - Term

This Reinsurance Contract shall commence on the first day of January, 1998, and shall remain in force thereafter until cancelled in accordance with Article 18.

"Annual Period", as used herein, shall mean the period from January 1 to December 31, both days inclusive, of any calendar year.

ARTICLE 2 - Retention and Limit

No claim shall be made hereunder unless the COMPANY'S total Ultimate Net Losses, as herein defined, incurred during any Annual Period covered hereunder exceed an amount equal to 72.5% of the COMPANY'S Net Premiums, as herein defined, earned during that Annual Period of this Reinsurance Contract. The REINSURER shall then be liable for 95% of the amount of such excess up to, but not exceeding, an amount equal to 95% of 15% of the COMPANY'S Net Premium earned during that Annual Period.

It is understood and agreed that losses equal to 5% of the Ultimate Net Loss in excess of the retentions hereunder, shall be retained net by the COMPANY for its own account.
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ARTICLE 3 - Definition of Ultimate Net Loss

The term "Ultimate Net Loss" shall mean the liabilities incurred during any Annual Period by the COMPANY under insurance or reinsurance agreements, contracts, policies, certificates, binders, endorsements or agreements of insurance or reinsurance and shall include those liabilities of the COMPANY incurred during any Annual Period under that certain Reinsurance Pooling Agreement between Erie Insurance Exchange, Erie Insurance Company and Erie Insurance Company of New York effective January 1, 1995 ("Reinsurance Pooling Agreement") as it currently exists or may hereafter be amended, except that "Ultimate Net Loss" as used herein shall not include unallocated loss adjustment expenses incurred by the Company.

Nothing in this Article shall be construed to mean that losses are not recoverable hereunder until the COMPANY'S Ultimate Net Loss has been ascertained.

ARTICLE 4 - Definition of Net Premiums

The term "Net Premiums" shall mean direct premiums, less return premiums, received by the COMPANY during any Annual Period under insurance or reinsurance agreements, contracts, policies, certificates, binders, endorsements, or agreements of insurance or reinsurance, and shall include the COMPANY'S respective share of the premiums received under the Reinsurance Pooling Agreement as it currently exists or may hereafter be amended, less premiums for all reinsurances inuring to the benefit of this Reinsurance Contract without deduction of dividends declared, paid, or credited to policyholders.

ARTICLE 5 - Underwriting Warranty

It is warranted by the COMPANY that it will not knowingly retain net liability in excess of the following respective amounts:

Property coverages:              $10,000,000 as respects any one risk.

Casualty coverages:              $5,000,000 as respects any one policy other than Workers'
                                 Compensation policies.

It is understood that the COMPANY shall be the sole judge of what constitutes any one risk as respects property coverages and any one policy as respects casualty coverages.

ARTICLE 6 - Net Retained Liability

This Reinsurance Contract shall apply only to that portion of any insurance or reinsurance which the COMPANY retains net for its own account during any Annual Period, and in calculating the amount of any loss hereunder, and also in computing the amount in excess of which this Reinsurance


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Contract attaches, only loss or losses in respect to that portion of any insurance or reinsurance which the COMPANY retains net for its own account shall be included. It is, however, understood and agreed that the amount of the REINSURER'S liability during any Annual Period hereunder in respect to any loss or losses shall not be increased by reason of the inability of the COMPANY to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such other reinsurers or otherwise.

ARTICLE 7 - Quota Share Reinsurance

Unless otherwise specially agreed, it is understood that, in the event the COMPANY cedes reinsurance on a quota share or portfolio basis, the provisions of this Reinsurance Contract shall apply as if such reinsurance had not been effected.

ARTICLE 8 - Notice of Loss

In the event of a claim arising hereunder, notice shall be given to Erie Insurance Exchange, 100 Erie Insurance Place, Erie, Pennsylvania, 16530-0001, to the attention of the Managing Director of Reinsurance as soon as practicable.

ARTICLE 9 - Loss Settlements

All loss settlements made by the COMPANY, providing the same are within the terms of this Reinsurance Contract, shall be unconditionally binding upon the REINSURER, and amounts falling to the share of the REINSURER shall be payable by it upon reasonable evidence of the amount due or to be due being given by the COMPANY.

Should the COMPANY'S Ultimate Net Losses incurred during any Annual Period covered hereunder exceed, at any time during that Annual Period, an amount equal to 72.5% of the Net Premiums earned through that period of time, it is understood and agreed that, at the option of the COMPANY, 95% of such excess and 95% of all such additional Ultimate Net Losses occurring thereafter will be paid by the REINSURER, subject to a limit of 95% of 15% of the Net Premiums earned as respects any losses occurring during that Annual Period. Any such payment shall be subject to adjustment in accordance with the provisions of Article 3 after the REINSURER'S ultimate liability hereunder has been determined.

ARTICLE 10 - Governing Law; Jurisdiction

Subject to "Article 15 - Arbitration", if the REINSURER fails to pay any amount claimed to be due hereunder, the REINSURER, at the request of the COMPANY, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this clause constitutes or should


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be understood to constitute a waiver of the REINSURER'S rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

It is further agreed that service of process in such suit may be made upon the REINSURER, and that the reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

Further, pursuant to any statute of any state, territory, or district of the United States which makes provision therefor, the REINSURER hereby designates the Superintendent, Commissioner, or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the COMPANY or any beneficiary hereunder arising out of this Reinsurance Contract, and hereby authorizes the said officer to mail such process, or a true copy thereof, to the COMPANY.

ARTICLE 11 - Insolvency

In the event of insolvency of the COMPANY, the reinsurance under this Reinsurance Contract shall be payable by the REINSURER to the COMPANY or to its liquidator, receiver, or statutory successor, on the basis of the liability of the COMPANY under the policy or policies reinsured without diminution because of the insolvency of the COMPANY.

It is further agreed that the liquidator, or receiver, or statutory successor of the COMPANY, shall give written notice to the REINSURER of the pendency of any claim against the COMPANY on the policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding, and that, during the pendency of such claim, the REINSURER may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which they may deem available to the COMPANY or to its liquidator, or receiver, or statutory successor. The expense thus incurred by the REINSURER shall be chargeable, subject to court approval, against the COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the COMPANY solely as a result of the defense undertaken by the REINSURER.

ARTICLE 12 - Premium

The premium for this reinsurance shall be 1.01% of the subject Net Premiums earned by the COMPANY during any Annual Period this Reinsurance Contract remains in force, and shall be subject to a minimum premium of $800,000 for each Annual Period.


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The COMPANY shall pay to the REINSURER a deposit premium of $900,000 for each
Annual Period which shall be payable in equal installments of $450,000 each on the first days of January and July during the period this Reinsurance Contract remains in force. Final adjustment of the premium for each Annual Period hereunder shall be made as soon as may be reasonably practicable after expiration of that Annual Period.

ARTICLE 13 - Premium and Loss Payments

Premiums shall be payable directly to the REINSURER and losses shall be paid directly to the COMPANY in United States currency.

ARTICLE 14 - Access to Records

The REINSURER, by its duly appointed representative, shall have the right, at any reasonable time, to examine all papers in the possession of the COMPANY referring business effected hereunder.

ARTICLE 15 - Arbitration

Except as provided in "Article 16 - Loss Commutation", should an irreconcilable difference of opinion arise between the COMPANY and the REINSURER as to the interpretation or payment under this Reinsurance Contract, it is hereby mutually agreed that, as a condition precedent to any right of action hereunder, such difference, upon the written request of either party, shall be submitted to arbitration, one arbitrator to be chosen by the COMPANY, one by the REINSURER, and an umpire to be chosen by the two arbitrators before they enter upon arbitration.

In the event that either party should fail to choose an arbitrator within sixty days following a written request by the other party to enter upon arbitration, the requesting party may choose two arbitrators who shall in turn choose an umpire before entering upon arbitration. If the arbitrators have not chosen an umpire at the end of ten days following the last day of the selection of the two arbitrators, each of the arbitrators shall name three, of whom the other declines two, and the decision shall be made of the remaining two by drawing lots. The arbitrators and the umpire shall be active or retired disinterested officers of insurance or reinsurance companies or Underwriters at Lloyd's, London, not under the control of either party to this Reinsurance Contract. Each party shall present its case to the arbitrators within sixty days following the date of their appointment.

The decision, in writing, of the arbitrators shall be final and binding upon both parties as to questions of fact, but failing to agree, they shall call in the umpire and the decision of the majority shall be final and binding as to questions of fact upon both parties. Judgment upon the award rendered may be entered in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other the expense of the umpire and of the arbitration.


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In the event that the two arbitrators are chosen by one party, as above provided, the expense of the arbitrators, the umpire, and the arbitration shall be equally divided between the two parties.

Any such arbitration shall take place at Erie, Pennsylvania, unless some other location is mutually agreed upon by the two parties in interest.

ARTICLE 16 - Loss Commutation

Sixty months after expiration of each Annual Period, the COMPANY and the REINSURER agree to commute any unpaid net losses recoverable applicable to that Annual Period.

The COMPANY shall submit a statement of valuation of the net losses recoverable showing the elements considered reasonable to establish the net losses to be commuted. The COMPANY and the REINSURER shall agree upon the capitalized value of such losses and the REINSURER shall pay to the COMPANY the amount so determined. Payment by the REINSURER of the capitalized value of such losses shall constitute a complete and final release of the REINSURER'S liability in respect of such losses for that Annual Period.

If the COMPANY and the REINSURER fail to agree on the capitalized value of such losses within sixty days of receipt of the statement of valuation, then any difference shall be settled by a panel of three Actuaries or Appraisers, one to be chosen by each party and the third by the two so chosen. If either party refuses or neglects to appoint an Actuary or Appraiser within sixty days after the request in writing that the difference be settled by a panel of three Actuaries or Appraisers, the other party may appoint two Actuaries or Appraisers. If the two Actuaries or Appraisers fail to agree on the selection of a third Actuary or Appraiser within thirty days of their appointment, then each of them shall name two, one of whom the other shall decline and the determination of the Actuary or Appraiser shall be made by drawing lots. All the Actuaries or Appraisers shall be regularly engaged in the valuation of claims subject to the provisions of this Article 16 - Commutation. None of the Actuaries or Appraisers shall be under the control of either party to this Reinsurance Contract nor shall they have any interest in the net losses being commuted other than that which is required to fulfill their obligations hereunder.

Each party shall submit its case to its Actuary or Appraiser within thirty days of the appointment of the third Actuary or Appraiser. The decision in writing of any two Actuaries or Appraisers, when filed with the COMPANY and the REINSURER, shall be final and binding on both parties. The expense of the Actuaries or Appraisers and of the Commutation shall be equally divided between the COMPANY and the REINSURER. Said Commutation shall take place in Erie, Pennsylvania, unless some other place is mutually agreed upon by the COMPANY and the REINSURER. The term "capitalized value" as used herein shall mean the estimated value of all future payments hereunder, excluding any provision for incurred but not reported losses, reduced to present value at


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an agreed upon rate of interest to be determined at the time of commutation or the prime rate, whichever is less.

ARTICLE 17 - Extended Expiration

Should this Reinsurance Contract terminate while a loss occurrence covered hereunder is in progress, it is understood and agreed that, subject to the other conditions of this Reinsurance Contract, the REINSURER shall be responsible for their proportion of the entire loss or damage caused by such occurrence.

ARTICLE 18 - Termination

Either party may terminate this Reinsurance Contract at any December 31, by giving the other party not less than 30 days prior written notice.

ARTICLE 19 - Singular Contains the Plural

In interpretation of this Reinsurance Contract, the singular includes the plural and the plural includes the singular, should the context so require to give full force and effect to the intent of the parties and the provisions hereunder.

ARTICLE 20 - Notice of Default; Cure

In the event of a default of any of the terms of this Reinsurance Contract, notice of the default shall be given and the party against which a default is alleged shall have fifteen days in which to cure such default, prior to any action being taken hereunder.

ARTICLE 21 - Notices

Notice to REINSURER shall be given at the following address or at any address specified in writing by REINSURER:

                                        Erie Insurance Exchange
                                        100 Erie Insurance Place
                                        Erie, PA  l6530


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Notice to COMPANY shall be given at the following addresses or at any addresses specified in writing by COMPANY:

     Erie Insurance Exchange          Erie Insurance Company of New York
     100 Erie Insurance Place         175 Corporate Woods,
     Erie, PA  l6530                  Suite 100
                                      Rochester, NY 14623

Notice is effective when given in writing, upon personal delivery, or sent postage pre-paid by regular mail, Federal Express or similar service, telex or telecopier to the address specified herein.

ARTICLE 22 - Amendments

This Reinsurance Contract may be altered or amended in any of its terms and conditions by the written mutual consent of the parties, and such amendment shall be considered as part of this Reinsurance Contract.


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ARTICLE 23 - Binding Effect

The provisions of this Reinsurance Contract shall be binding on both parties and their respective heirs, legal representatives, successors and assigns, binding any receivers, trustees or other fiduciaries appointed in any federal state insolvency proceeding or federal bankruptcy case.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

In Erie, Pennsylvania, this 31st day of August, 1998.

ATTEST:                                    ERIE INSURANCE COMPANY

/s/ Mark Torok                             /s/ Jan R. Van Gorder
-------------------------------            ----------------------------------
Mark Torok                                 Jan R. Van Gorder


                                           ERIE INSURANCE COMPANY OF NEW YORK
ATTEST:

/s/ Mark Torok                             /s/ Philip A. Garcia
-------------------------------            ----------------------------------
Mark Torok                                 Philip A. Garcia


                                           ERIE INSURANCE EXCHANGE, by ERIE
ATTEST:                                    INDEMNITY COMPANY, Attorney-in-Fact

/s/ Maureen Sidelinger                     /s/ Michael S. Zavasky
-------------------------------            ----------------------------------
Maureen Sidelinger                         Michael S. Zavasky



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